EXHIBIT 3.4

                                 RESTATED BYLAWS
                                       OF
                            FBL FINANCIAL GROUP, INC.
                          WITH FIRST AMENDMENT THERETO



                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

            1.1 PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place, either within or without Iowa, as from time to time may be fixed by the Board of Directors.

            1.2 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May in each year, at the hour of 9:00 a.m., at the principal office of the Corporation, or at such other date, time and place as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

            At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, at the principal executive offices of the Corporation. To be timely, a shareholder's notice shall be delivered not less than 45 days prior to the anniversary of the mailing of the preceding year's proxy statement; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the prior year's meeting date, notice by the shareholder, to be timely, must be so delivered not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

            Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owners; and (iii) in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman

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of the Board or other person presiding at an annual meeting of shareholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this paragraph, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            1.3 SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or by any two members of the Board of Directors. Unless otherwise provided in an agreement to which holders of a voting group are subject, If the holders of at least fifty percent (50%) of all votes entitled to be cast by any voting group on any issue proposed to be considered at a proposed special meeting sign, date, and deliver to the Secretary of the Corporation one or more written demands for the meeting, describing the purpose or purposes for which it is to be held, the Board of Directors shall call the requested special meeting within a reasonable time, at a place and time determined by the Board of Directors. At a special meeting no business shall be conducted other than that stated in the notice of the meeting. At any special meeting of the shareholders whereat the sole purpose of the meeting is to elect or remove only Class A Directors or only Class B Directors, or at any other special meeting of the shareholders at which only shareholders of Class A Common Stock or only shareholders of Class B Common Stock are entitled to vote, only holders of the class of stock entitled to vote are entitled to notice.

            1.4 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at the shareholder's address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

            1.5 DIRECTOR NOMINATION BYLAW. Nominations of persons for election as Class A Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Class A Directors. Any shareholder entitled to vote for the election of Class A Directors may nominate a person or persons for election as director only if written notice of such shareholder's intent is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 45 days prior to the anniversary of the mailing of the preceding year's proxy statement, or as set out below, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than 10 days following the date on which public announcement (as hereinafter defined) of the date of such meeting is first made. For the purposes of this Bylaw "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date of the prior year's annual meeting, notice by the shareholder must be delivered not later than 90 days prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of Class A Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or

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specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made.

            Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the name, address, age and principal occupation or employment of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of Class A Common Stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number and class of shares of the Corporation which are owned by such shareholder and the beneficial owner, if any, and the number and class of shares, if any, beneficially owned by the nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated). The Chairman of the Board or other person presiding at a meeting of shareholders, may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these Bylaws, and in that event the defective nomination shall be disregarded.

            1.6 VOTING LISTS. After the record date for a meeting has been fixed, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged by voting group and within each voting group, in alphabetical order, with the address of and the number and class of shares held by each, which list, for a period beginning two business day after notice of the meeting was first given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the Corporation or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting. The list furnished to the Corporation by its stock transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            1.7 QUORUM. At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

            1.8 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the

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Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. No holder of any share of any class of stock of the Corporation shall sell the vote pertaining to such share or issue a proxy to vote such share in consideration of any sum of money or anything of value.

            1.9 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

            Shares held by an administrator, executor, guardian or conservator may be voted, either in person or by proxy, without a transfer of such shares. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of such shares into the name of the trustee.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            Neither treasury shares nor, absent special circumstances, shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

            1.10 VOTING. At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in such shareholder's name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote, except that holders of serial preferred shares shall have such number of votes per share as are required by the terms of such series. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or the shareholder's duly authorized attorney-in-fact.

            1.11 VOTING BY BALLOT. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

            1.12 INSPECTORS. One or more inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

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ARTICLE II.

DIRECTORS

            2.1 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

            2.2 NUMBER OF DIRECTORS. The number of Class A Directors shall be not less than three (3) nor more than five (5) with the exact number as determined from time to time by resolution of the Board of Directors. The number of Class B Directors shall be not less than ten (10) nor more than twenty (20) with the exact number as determined from time to time by written agreement of the holders of at least a majority of the Class B Common Stock.

            2.3 ELECTION AND REMOVAL OF DIRECTORS; QUORUM.

                        (a) At each annual meeting of the shareholders, the
            Class A shareholders shall elect, by a majority vote of the votes cast by the shares of Class A Common Stock entitled to vote in the election, Class A Directors, and the Class B shareholders shall elect, by a majority vote of the votes cast by the shares of Class B Common Stock entitled to vote in the election, Class B Directors, each to hold office until the next succeeding annual meeting of shareholders and until their successors are elected.

                        (b) Any Class A Director or Class B Director may be
            removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the class of shares entitled to vote for directors of that class at an election of Directors of that class.

                        (c) Any vacancy occurring in the Board of Directors may
            be filled by the vote of a majority of the Directors, including a majority of the Class of Directors with respect to which such vacancy occurred.

                        (d) A majority of the number of Directors prescribed
            pursuant to Resolution of the Board of Directors in accordance with the Articles of Incorporation shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

            2.4 MEETINGS OF DIRECTORS. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Regular meetings of the Board of Directors shall be held quarterly at such time and place as the Board may fix by resolution. Other meetings of the Board of Directors shall be held at places within or without the State of Iowa and at times fixed by resolution of the Board, or upon call of the Chairman of the Board or any two of the Directors. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph, telefax, or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present

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waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

            2.5 COMPENSATION. By resolution of the Board, Directors may be allowed annual fees and fees and expenses for attendance at all meetings of the Board of Directors and any committee of the Board of Directors, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

            2.6 ELIGIBILITY FOR SERVICE AS A DIRECTOR. Qualifications for election as a Director of the Corporation are set forth in, or in the manner prescribed in, the Articles of Incorporation. The directorship of any Director who ceases to remain qualified shall immediately thereupon be vacant, and the vacancy may be filled in the manner specified in these Bylaws.


ARTICLE III.

COMMITTEES

            3.1 EXECUTIVE COMMITTEE. An Executive Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting or at such other time as the Board of Directors may determine. The Chairman and the Chief Executive Officer shall, at all times, be designated members of the Executive Committee. The Executive Committee shall, during the intervals between the meetings of the Board of Directors and so far as it lawfully may, possess and exercise all of the authority of the Board of Directors in the management of the business of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors provided that notwithstanding the foregoing, the Executive Committee shall not have authority:

            (1) to authorize dividends or other distributions;

            (2) to approve or propose to shareholders actions or proposals required by the Iowa Business Corporation Act to be approved by shareholders;

            (3) to fill vacancies on the Board of Directors or any committee thereof;

            (4) to amend the Articles of Incorporation of the Corporation;

            (5) to adopt, amend or repeal Bylaws;

            (6) to approve a plan of merger not requiring shareholder approval;

            (7) to authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

            (8) to authorize or approve the issuance or sale of, or any contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or senior officer to do so within limits specifically prescribed by the Board of Directors; or

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            (9) to remove the Chairman of the board, Chairman of the Executive
            Committee or the Chief Executive Officer, or to appoint any person to fill a vacancy in any such office.

            3.2 AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee. The Audit Committee shall consist solely of Class A Directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with the exercise by the Director of independent judgment as a committee member. No Director who is an officer or director of a Class B Common Stockholder or who is an officer or employee of the Corporation shall be qualified for Audit Committee membership. The policy statement on audit committees issued by the New York Stock Exchange shall be applicable in determining which Directors are "independent" for this purpose.

            The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities for the Corporation's accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Corporation's independent auditors.

            To accomplish the above purposes, the Audit Committee shall:

            (a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the Committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the Committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements.

            (b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination.

            (c) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the Committee or the auditors believe emphasis is necessary or desirable.

            (d) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation.

            (e) Inquire into the effectiveness of the Corporation's accounting and internal control functions through discussions with the auditors and appropriate officers of the Corporation and exercise supervision of the Corporation's policies which prohibit improper or illegal payments.

            (f) Review with the auditors and management any registration statement which shall be filed by the Corporation in connection with the public offering of securities and such other public financial reports as the Committee or the Board of Directors shall deem desirable.

            (g) Report to the Board of Directors on the results of the Committee's activities and recommend to the Board of Directors any changes in the appointment of independent auditors which the Committee may deem to be in the best interests of the Corporation and its shareholders.

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            (h) Review with the auditors and management any transaction or series of similar transactions to which the Corporation or a subsidiary of the Corporation was within the past year or is currently expected to be a party not previously made known to the Board involving more than $60,000, and with respect to which any of the following persons had or is expected to have a direct or indirect material interest:

                        (1) Any director or executive officer of the Corporation;

                        (2) Any nominee for election as a director;

                        (3) Any stockholder who is known to the Corporation to own of record or beneficially more than five percent of any class of the Corporation's Common Stock; and

                        (4) Any member of the immediate family of any of the foregoing persons.

            (i) Report to the Board of Directors any transaction described in
            (h) above determined by the Audit Committee to be unfair to the Corporation.

            (j) Have such other powers and perform such other duties as the Board shall, from time to time, grant and assign to it.

            3.3 BUDGET COMMITTEE. The Board of Directors shall appoint a Budget Committee. The Budget Committee shall consist of members of the Board of Directors and shall be nominated by the Chairman of the Board. The Chairman thereof shall be designated by the Chairman of the Board. The Budget Committee shall review at periodic intervals all budgets proposed by management and make recommendations thereon to the Board of Directors, and perform such other duties as may be delegated to it by the Board of Directors.

            3.4 COMPENSATION AND STOCK OPTION COMMITTEE. The Board of Directors shall appoint a Compensation and Stock Option Committee, consisting of any number of its members as it may designate, consistent with the Articles of Incorporation, the Bylaws, and the laws of Iowa. The Compensation and Stock Option Committee shall establish a general compensation policy for the Corporation and shall have responsibility for the approval of Directors' fees and salaries. The Chairman of the Board shall be chairman of the Compensation and Stock Option Committee.

            3.5 INVESTMENT COMMITTEE. The investment policy of the Corporation shall be determined by the Board of Directors, which shall have the power to determine the classes of investments and the percentage of investment to be made within each of the said classifications. The Board of Directors may appoint an Investment Committee of up to seven members as designated from time to time by the Board. Other members of the Investment Committee need not be Directors. The Investment Committee shall have the duty and the power to authorize and direct the mode, manner and time of making and calling in investments, and the sale or transfer of investments and the reinvestment of the proceeds thereof, and to examine all funds and securities as often as they deem necessary or when required to do so by the Board of Directors. The Investment Committee shall have the duty and authority from time to time and whenever necessary to authorize the execution of all contracts, deeds, conveyances and any other instruments of the Corporation necessary for the assignment, transfer, and sale of investments of the Corporation requiring corporate signature.

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            The Committee shall select from its members a Chairman and
Secretary. The Secretary of the Committee shall keep a complete record of the proceedings thereof. The Investment Committee shall make a report to the board of Directors at each meeting of the Board, which report shall show the investments purchased, sold, or retired since the prior report, and in addition, said Committee shall make a full report to the Board of Directors, covering all investment activities with particular reference to purchases and sales each fiscal year. The Board of Directors may call for special reports on investments at any time.

            3.6 NOMINATING COMMITTEE.

            (a) Class A Directors Nominating Committee. The Class A Directors Nominating Committee shall include at least two-thirds of the Class A Directors and consist of up to five members of the Board of Directors who shall be nominated by the Chairman of the Board and appointed by the Board of Directors. Any action of the Class A Directors Nominating Committee requires the concurrence of at least 50% of the Class A Directors who are members of such Committee. The Chairman of the Board shall designate the Chairman and the Secretary of the Class A Director Nominating Committee. A majority of the members of the Committee shall constitute a quorum. The Secretary of the Committee shall keep a complete record of the proceedings thereof. The duty of the Committee shall be to recommend to the Board of Directors the number of Class A Directors, which shall be not less than 3, nor more than 5, to be elected for the next year, and to nominate for election the Class A Directors. The Secretary of the Committee shall submit and file in writing with the Secretary of this Corporation, not less than seventy-five (75) days prior to the date of the meeting of the shareholders of this Corporation at which Directors are to be elected, the names of such nominees.

            (b) Class B Directors Nominating Committee. The Class B Directors Nominating Committee shall include at least two (2) Class B Directors and consist of up to five members of the Board of Directors who shall be nominated by the Chairman of the Board and appointed by the Board of Directors. The Chairman of the Board shall designate the Chairman and the Secretary of the Class B Director Nominating Committee. A majority of the members of the Committee shall constitute a quorum. The Secretary of the Committee shall keep a complete record of the proceedings thereof. The duty of the Committee shall be to recommend to the Board of Directors the number of Class B Directors, which shall be not less than 10 nor more than 20, to be elected for the next year, consistent with any agreement among the Class B Common Stockholders, and to nominate for election the Class B Directors. The Secretary of the Committee shall submit and file in writing with the Secretary of this Corporation, not less than seventy-five (75) days prior to the date of the meeting of the shareholders of this Corporation at which Directors are to be elected, the names of such nominees.

            (c) Class A and Preferred Shareholder Bylaw. Section 3.6(a) and this
            Section 3.6(c) are shareholder bylaws and may only be amended by a vote of a majority of a quorum of the Class A Common Stock and any series of preferred stock having voting rights, voting together as a single voting group.

            (d) Report of Secretary. The Secretary shall report and submit to the shareholders for election, the names of those so nominated, if eligible; in regard to the nominees as Class B Directors, no other names may be nominated for election and no others may be elected.

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            3.7 OTHER COMMITTEES. The Board of Directors by resolution may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms, and authority of such committees shall be as set forth in the resolutions establishing the same.

            3.8 MEETINGS. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

            3.9 QUORUM AND MANNER OF ACTING. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

            3.10 TERM OF OFFICE. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

            3.11 RESIGNATION AND REMOVAL. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by vote of the Board of Directors.

            3.12 VACANCIES. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a person elected by majority of the Directors then in office.


ARTICLE IV.

OFFICERS

            4.1 OFFICERS. The Officers of the Corporation shall be a Chairman of the Board; a Chief Executive Officer; a First Vice Chair; a Second Vice Chair; a Secretary; a Treasurer; a Vice President and Chief Financial Officer; and additional Vice Presidents (the number thereof to be determined by the Board of Directors), and such other officers as the Board of Directors may from time to time designate by resolution, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of Chairman of the Board, the Chief Executive Officer, the Vice President, Chief Financial Officer, and the Secretary.

            4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until such officer's successor shall have been duly elected or until death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

            4.3 REMOVAL. Any officers or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but

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such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent elected by the Board of Directors except the Chairman of the Board, Chairman of the Executive Committee and the Chief Executive Officer, may be removed by the Executive Committee.

            4.4 VACANCIES. A vacancy in the office of Chairman of the Board, or Chief Executive Officer because of death, resignation, removal, disqualification or otherwise, may be filled only by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may be filled by the Executive Committee.

            4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over all meetings of the Board of Directors and meetings of the shareholders; shall be the Chairman of the Executive Committee, and shall be a member or member ex-officio of all other committees of the Board of Directors.

            4.6 CHIEF EXECUTIVE OFFICER. Subject to the business and administrative policies adopted by the Board of Directors from time to time and under the supervision and direction of the Board, the Chief Executive Officer shall be responsible for the supervision and direction of the business and affairs of this Corporation and its employees.

            4.7 FIRST VICE CHAIR. In the absence or the inability or disability of the Chairman of the Board or his refusal to act, his duties shall devolve upon and be discharged by the First Vice Chair.

            4.8 SECOND VICE CHAIR. In the absence or the inability or disability of the Chairman of the Board and First Vice Chair, or their refusal to act, their duties shall devolve upon and be discharged by the Second Vice Chair.

            4.9 SECRETARY. The Secretary shall be the custodian of all books, papers, records and documents of the Corporation, except as otherwise authorized by the Board of Directors. He shall conduct, by himself or through such assistant secretaries and other subordinates, such business as shall be authorized by the Board of Directors; he shall serve or cause to be served, printed and published, such notice as shall be required by law, by these Bylaws and by resolutions of the Board of Directors; he shall keep the corporate records, carry on all proper correspondence and shall act as Secretary in the meetings of the shareholders and the Board of Directors, and shall perform such other administrative duties as shall be assigned to him from time to time by the Board of Directors.

            4.10 TREASURER. The Treasurer shall have charge of the funds of the Corporation and shall pay them out as ordered by the Board of Directors. He shall keep an accurate account of receipts and disbursements and submit a report thereof to the Board of Directors at their regular meeting and more often as required.

            4.11 VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. The Vice President and Chief Financial Officer shall be the principal and chief accounting and principal and chief finance officer of the Corporation. In that capacity, the Vice President and Chief Financial Officer shall keep and maintain, or cause to be kept and maintained accurate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The Vice President and Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Vice President and Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, or to the Chief Executive Officer, Treasurer and/or the Board of Directors, upon their request, an account of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Treasurer.

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ARTICLE V.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

            5.1 GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            5.2 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

            5.3 INDEMNIFICATION IN CERTAIN CASES. To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            5.4 PROCEDURE. Any indemnification under Sections 1 and 2 of this
Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

            5.5 ADVANCES FOR EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt

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of an undertaking by or on behalf of the Director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

            5.6. RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders, or disinterested Directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices.

            5.7 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

            5.8 DEFINITION OF CORPORATION. For the purposes of this Article V, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

            5.9 SURVIVAL RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to this Article V shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


ARTICLE VI.

CAPITAL STOCK

            6.1 CERTIFICATES FOR SHARES. Certificates for shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. They shall be issued in consecutive order within each class shall indicate the class of stock represented thereby, shall be numbered in the order of their issue within the class, and shall be signed by the Chairman of the Board or the Chief Executive Officer or any other Vice Chair or Vice President and the Secretary or an Assistant Secretary, provided, however, that if any stock certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature, including that of any such officer, on such certificate may be a facsimile, engraved, stamped or printed. In case any officer or agent who has signed or whose facsimile signature shall be used on any stock certificate shall cease to be such officer or agent of the Corporation because of death, resignation or otherwise before such stock certificate shall have been delivered by the Corporation, such stock certificate may nevertheless be issued and delivered as though the person or agent who signed the certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or agent of the Corporation.

            6.2 TRANSFER OF SHARES. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

            6.3 LOST, DESTROYED AND MUTILATED CERTIFICATES. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

            6.4 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the first date on which notice of the meeting is mailed or the day before the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. In order to determine the shareholders entitled to demand a special meeting, the record date shall be the sixtieth day preceding the date of receipt by the Corporation of written demands sufficient to require the calling of such meeting, unless otherwise fixed by the Board of Directors. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

            6.5 TRANSFER OF SHARES. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize however, the exclusive right of the person registered on the books as the owner of shares to receive dividends and to vote as such owner. No person, holding shares of Class B Common Stock may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock whether by sale, assignment, gift, bequest, appointment or otherwise, except as permitted by the Class B Common Stockholder Agreement dated May 1, 1996, as amended hereafter (the "Class B Stockholder Agreement").


ARTICLE VII.

MISCELLANEOUS PROVISIONS

            7.1 SEAL. This Corporation shall not have a corporate seal.

            7.2 FISCAL YEAR. The fiscal year of the Corporation shall commence with the first day of January each year and terminate with the 31st day of December each year.

            7.3 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

            7.4 AMENDMENT OF BYLAWS. Unless proscribed by the Articles of Incorporation, an existing Bylaw, or by law, these Bylaws may be amended or altered at any meeting of the Board of Directors. Only the holders of Class A Common Stock and any series of preferred stock having voting rights, voting together as a single voting group, shall have the power to rescind, amend, alter, or repeal Section 3.6(a) and Section 3.6(c). Any other shareholder amendment or repeal of the Bylaws shall require the approval of a majority of the shares of each voting group.

            7.5 VOTING OF SHARES HELD. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board shall instruct the person or persons to appoint as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chairman of the Board may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

            7.6. PRINCIPAL OFFICE. The principal office and principal executive office of the Corporation in the State of Iowa shall be located in the City of West Des Moines, County of Polk, and as otherwise or more particularly identified in the most recently filed (at any time), annual report of the Corporation on file with the Iowa Secretary of State.


ARTICLE VIII.

EMERGENCY BYLAWS

            8.1 The Emergency Bylaws provided in this Article VIII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Iowa Business Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

            8.2 During any such emergency:

                        (a) Any meeting of the Board of Directors may be called
            by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accordance with Section
            2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

                        (b) At any meeting of the Board of Directors, a quorum
            shall consist of a majority of the number of Directors then in office. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order priority:

                        (i) Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                        (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

                        (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                        (iv) The Board of Directors, during as well as before any such emergency, may provide, and from to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

                        (v) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

            8.3 No officer, Director, or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

            8.4 These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

            These Restated Bylaws were duly adopted by the Board of Directors of the Corporation on the 29th day of April, 1996, and amended by the Board of Directors of the Corporation on the 16th day of November, 1998.




                                              /S/ RICHARD D. HARRIS
                                              ---------------------
                                              Richard D. Harris, Secretary